UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2005

NATIONWIDE FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-120428	33-1080880

(Commission File Number)	(IRS Employer Identification No.)

3231 S. Country Club Way, Suite 102, Tempe, Arizona	85282

(Address of Principal Executive Offices)	(Zip Code)

(480) 820-9766

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 22, 2005, Nationwide Financial Solutions, Inc., a Nevada corporation (the “Company”), entered into a Common Stock Purchase Agreement with Pursuit Capital, LLC (“Pursuit”), pursuant to which it sold 2,998,334 shares of common stock to Pursuit for an aggregate purchase price of $4,497,501.

The Company is obligated to pay William L. Mullins a finder’s fee of 10% of the proceeds in consideration for assisting in this sale, pursuant to an agreement entered into by the Company with Mr. Mullins in January 2004 (and amended effective April 1, 2004 and December 19, 2005). Mr. Mullins is the Managing Member of Pursuit. In connection with this issuance, the Company also entered into a Second Amended and Restated Registration Rights Agreement pursuant to which it granted to Pursuit the registration rights further described under Item 3.02 below.

Item 3.02	Unregistered Sales of Equity Securities

As described under Item 1.01 above, on December 22, 2005, the Company sold 2,998,334 shares of common stock, for an aggregate purchase price of $4,497,501 to Pursuit pursuant to a Common Stock Purchase Agreement.

For this issuance, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, and/or Rule 506 promulgated thereunder, as a transaction not involving any public offering.

The Company entered into a Second Amended and Restated Registration Rights Agreement on December 22, 2005 in connection with the above issuances of common stock granting the holders the option to include the issued shares in any applicable registration statement filed by the Company on its behalf and/or on behalf of its security holders.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Common Stock Purchase Agreement dated December 22, 2005
99.2	Second Amended and Restated Registration Rights Agreement dated December 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SOLUTIONS, INC.
(Registrant)

Date: December 23, 2005	By:	/s/ Darren R. Dierich
Darren R. Dierich
Chief Financial Officer